Press Release

Excelerate Energy Reports Strong Third Quarter 2026 Results

The Woodlands, TX, November 4, 2026 – Excelerate Energy, Inc. (NYSE: EE) (Excelerate or the Company) today reported its financial results for the third quarter ended September 30, 2026.

RECENT Highlights

•
Reported Net Income of $60.0 million for the third quarter
•
Reported Adjusted EBITDA of $133.5 million for the third quarter
•
Executed an 11-year LNG supply agreement with AxDo Bahamas Ltd. ("AxDo") supporting the development of the Bahamas LNG Hub, with AxDo serving as anchor customer of Excelerate's planned offshore LNG storage and distribution terminal near the island of Grand Bahama
•
Executed an agreement with Petróleo Brasileiro S.A. ("Petrobras") to extend the FSRU Sequoia contract by five years through 2038 and to install a reliquefaction unit onboard the vessel during its next dry dock in 2028
•
Declared a quarterly cash dividend of $0.09 per share, payable on December 3, 2026

CEO COmment

"Excelerate delivered record quarterly earnings, reflecting the essential role our infrastructure plays in strengthening energy security for the markets we serve. During the quarter, our teams continued to operate safely and reliably for our customers, and I'm proud of what they accomplished," said Steven Kobos, President and CEO of Excelerate.

Kobos continued, "We also made meaningful commercial progress, securing new long-term agreements, extending existing ones, and expanding in the Caribbean with the planned Bahamas LNG Hub. The opportunities we've advanced span our footprint, adding diversity to our portfolio and reinforcing our position as a global provider of critical LNG infrastructure. This progress expands our contracted earnings base and advances our sequenced growth strategy, which we believe will create lasting value for our shareholders."

THIRD quarter 2026 Financial REsults

	For the three months ended
(in millions, except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025
Revenues	$297.2	$329.3	$391.0
Operating Income	94.6	80.9	87.2
Net Income	60.0	50.1	55.0
Adjusted Net Income (1)	60.0	50.1	57.1
Adjusted EBITDA (1)	133.5	120.1	129.3
Earnings Per Share (diluted)	0.44	0.37	0.43
Adjusted Earnings Per Share (diluted) (1)	0.44	0.37	0.45

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net Income and Adjusted EBITDA for the third quarter of 2026 increased sequentially from the prior quarter primarily due to the new charter in Jordan and higher LNG, gas, and power direct margins.

Net Income and Adjusted EBITDA for the third quarter of 2026 increased from the prior year third quarter primarily due to the new charter in Jordan, partially offset by timing of deliveries under our Atlantic Basin agreement.

Key Commercial Updates

Excelerate has executed an 11-year LNG supply agreement with AxDo, a joint venture between Axpo, an international leader in energy trading and marketing, and Bahamas-based energy and maritime logistics company Domicisle LNG, supporting development of the Bahamas LNG Hub. Under the agreement, AxDo, established in October 2026 to conduct small-scale LNG and bunkering operations in the region, will serve as an anchor customer of the Company's planned offshore LNG storage and distribution terminal near the island of Grand Bahama. The supply agreement provides for LNG deliveries of up to 16 TBtu per year, with additional capacity available to support further sales to AxDo and other customers throughout the region. The Bahamas LNG Hub is designed to provide LNG storage and distribution services for marine bunkering, power generation, and other downstream customers in The Bahamas and throughout the Caribbean. Initial LNG deliveries are expected to begin in the first quarter of 2027, utilizing the existing FSRU, LNG supply, and logistics capabilities of the Company's Jamaica platform. A second phase is expected to include deployment of a Floating Storage Unit ("FSU") near the island of Grand Bahama in the second half of 2028, subject to final permitting and construction timelines, and other contractual provisions. The FSU will serve as the offshore LNG storage and distribution terminal.

In October 2025, Excelerate executed a definitive commercial agreement with a subsidiary of Iraq’s Ministry of Electricity for the development of the country’s first LNG import terminal. The integrated project includes a five-year agreement for regasification services and LNG supply with a customer extension option, and a minimum contracted offtake of 250 million standard cubic feet per day. Critical materials needed for jetty reinforcement and construction of the fixed terminal infrastructure are arriving in country. In addition, the construction workforce for the terminal is on site, and the Company expects activity to ramp up over the coming weeks as work on the jetty and terminal facilities accelerates. In response to the ongoing conflict in the Arabian Gulf, Excelerate expects to utilize an FSRU already positioned in the region to serve the terminal, eliminating the need for an FSRU to transit the Strait of Hormuz. The Company is also advancing LNG supply arrangements, including potential supply from intra-basin sources. Excelerate continues to prioritize the safety and security of its people and operations as it advances the project toward its targeted second-quarter 2027 startup.

In June 2026, Excelerate executed a long-term agreement with Sociedad Portuaria Puerto Bahia, a subsidiary of Frontera Energy Corporation, to provide regasification services to a new LNG import terminal under development in Colombia. The agreement has a seven-year term with multiple extension options and secures long-term utilization of the Company's assets in a market working to strengthen energy security and diversify its sources of natural gas supply. The agreement contemplates the redeployment of the FSRU Express. However, in response to the ongoing conflict in the Arabian Gulf, Excelerate expects to utilize other FSRUs in the Company's portfolio located outside the Gulf to serve the terminal in the near term. This approach eliminates the need for an FSRU to transit the Strait of Hormuz to support the Colombia deployment. Service under the agreement is expected to commence in the first quarter of 2027.

In August 2026, Excelerate signed an agreement with Petrobras for a five-year extension of the FSRU Sequoia contract beyond its current term, extending the Company's relationship with Petrobras through 2038. As part of the agreement, Excelerate will invest in the installation of a reliquefaction unit on the Sequoia during its next scheduled dry dock in 2028. Once installed, the technology is expected to eliminate excess LNG losses due to boil-off, reduce Excelerate's Scope 1 emissions, and improve the terminal's operating performance and useful life. The agreement also provides for a modest increase in contracted revenue beginning in 2028, generating incremental earnings ahead of the extension period.

In July 2026, Excelerate executed an agreement to acquire an LNG carrier, the Methane Patricia Camila, which is expected to serve as the dedicated vessel for our first FSRU conversion project. In October 2026, we awarded Seatrium an engineering, procurement, construction, installation and commissioning contract for the conversion. The converted FSRU is expected to be available for commercial deployment in 2028.

Liquidity and capital resources

As of September 30, 2026, Excelerate had $356.7 million in unrestricted cash and cash equivalents and the Company had no letters of credit under its revolving credit facility. All of the $500 million of capacity under the revolving credit facility was available for borrowings as of September 30, 2026.

QUARTERLY CASH DIVIDEND UPDATE

On October 29, 2026, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.09 per share, or $0.36 per share on an annualized basis, of Class A common stock. The dividend is payable on December 3, 2026, to Class A common stockholders of record as of the close of business on November 18, 2026.

revised 2026 Financial Outlook

Excelerate has narrowed its full-year 2026 Adjusted EBITDA guidance range. For the full year, Adjusted EBITDA is now expected to range between $495 million and $515 million. Maintenance capex is now expected to range between $65 million and $75 million. The decrease reflects the expected deferral of certain planned maintenance activities. Committed growth capital guidance has increased and is now expected to range between $400 million and $410 million for the full year. The increase is related to timing of spend for the FSRU conversion project. Total capex for the full year 2026 generally remains in line with previously communicated guidance.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes, included in the section titled “Non-GAAP Reconciliation” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, November 5, 2026. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG and power infrastructure company located in The Woodlands, Texas. Excelerate helps countries around the world enhance their energy security by providing reliable energy infrastructure and increasing access to global LNG markets. The Company delivers services along the LNG to power value chain, including floating regasification terminals, downstream infrastructure development, LNG supply, and power generation. Excelerate has a presence in Abu Dhabi, Antwerp, Aqaba, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, Jamaica, Karachi, London, Rio de Janeiro, Singapore, Washington, D.C., and Wilhelmshaven. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies, and you are cautioned not to place undue reliance on this information. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other non-recurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2026 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

The Company uses Adjusted Gross Margin, a non-GAAP financial measure, which it defines as revenues less cost of LNG, gas and power and operating expenses, excluding depreciation and amortization, to measure its operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight into profitability and true operating performance excluding the implications of the historical cost basis of the Company’s assets.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus tax-effected transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight into profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because management believes it is a useful indicator of the Company’s operating performance. The Company defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. This measure has limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. For the foregoing reasons, Adjusted EBITDA has significant limitations that affect its use as an indicator of the Company’s profitability and valuation.

Adjusted Earnings Per Share

The Company uses Adjusted Earnings Per Share ("EPS"), a non-GAAP financial measure, which it defines as diluted EPS plus the per share impact of its tax-effected transition and transaction expenses. Management believes Adjusted EPS is useful because it provides insight on per share profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding: the advancement and expected timing of our development of the Bahamas LNG Hub and Iraq’s first LNG import terminal; our future results of operations or financial condition, including our 2026 outlook, business strategy and plans, including our first FSRU conversion project; economic conditions, both generally and in particular in the regions in which we operate or plan to operate; objectives of management for future operations, our share repurchase program, and projections regarding annual results, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2025, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed project startup receipt of payment or existing or anticipated project cancellation; our ability to realize the anticipated benefits of the Jamaica acquisition, and our ability to manage integration risks of the Jamaica acquisition including expected accretion to earnings per share and the expected increase to our operating cash flow; the competitive market for LNG regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; risks associated with conducting business outside of the United States, including political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our floating regasification terminals; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; the technical complexity of our infrastructure assets; the risks inherent in operating our infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; shortages of qualified officers and crew impairing our ability to operate or increasing the cost of crewing our floating regasification terminals; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; and other risks, uncertainties and factors set forth in any of our filings with the SEC. These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including trade and tariff developments, wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that we have a reasonable basis for the forward-looking statements contained herein, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(In thousands, except share and per share amounts)
Revenues
LNG, gas and power	$131,556	$168,811	$245,163
Terminal services	165,654	160,454	145,881
Total revenues	297,210	329,265	391,044
Operating expenses
Cost of LNG, gas and power (exclusive of items below)	91,191	135,333	201,885
Operating expenses	50,098	56,075	44,524
Depreciation and amortization	32,498	32,670	31,758
Selling, general and administrative expenses	28,866	24,291	23,439
Transition and transaction expenses	—	—	2,217
Total operating expenses	202,653	248,369	303,823
Operating income	94,557	80,896	87,221
Other income (expense)
Interest expense	(24,028)	(24,161)	(24,899)
Interest expense – related party	(3,039)	(3,056)	(3,236)
Earnings from equity method investment	636	642	497
Other income, net	1,656	1,692	3,398
Income before income taxes	69,782	56,013	62,981
Provision for income taxes	(9,781)	(5,939)	(7,937)
Net income	60,001	50,074	55,044
Less net income attributable to non-controlling interests	45,767	37,997	41,092
Net income attributable to shareholders	$14,234	$12,077	$13,952

Net income per common share – basic	$0.45	$0.38	$0.44
Net income per common share – diluted	$0.44	$0.37	$0.43
Weighted average shares outstanding – basic	31,329,111	31,733,765	32,001,766
Weighted average shares outstanding – diluted	32,219,366	32,362,952	32,692,679

Excelerate Energy, Inc.

Consolidated Balance Sheet

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$356,742	$538,234
Current portion of restricted cash	4,203	3,239
Accounts receivable, net	87,908	82,714
Current portion of net investments in sales-type leases	27,977	38,870
Other current assets	141,164	90,308
Total current assets	617,994	753,365
Restricted cash	15,789	15,045
Property and equipment, net	2,369,368	2,132,045
Intangible assets, net	347,486	359,221
Goodwill	235,188	234,994
Operating lease right-of-use assets	149,843	167,188
Net investments in sales-type leases	316,555	337,944
Investments in equity method investee	19,964	18,095
Deferred tax assets, net	20,381	25,224
Other assets	81,435	88,340
Total assets	$4,174,003	$4,131,461
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$15,063	$46,570
Accrued liabilities and other liabilities	177,234	123,027
Current portion of deferred revenues	37,298	57,135
Current portion of long-term debt	24,172	23,521
Current portion of long-term debt – related party	11,145	10,521
Current portion of operating lease liabilities	25,881	23,904
Current portion of finance lease liabilities	26,161	25,382
Total current liabilities	316,954	310,060
Long-term debt, net	897,577	912,788
Long-term debt, net – related party	143,015	151,431
Operating lease liabilities	121,043	138,744
Finance lease liabilities	126,168	144,608
TRA liability	49,966	51,122
Asset retirement obligations	65,343	62,799
Long-term deferred revenues	27,931	29,196
Deferred tax liability	66,403	64,654
Other long-term liabilities	42,316	36,981
Total liabilities	$1,856,716	$1,902,383
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 35,203,306 shares issued as of September 30, 2026 and 34,710,832 shares issued as of December 31, 2025)	35	35
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of September 30, 2026 and December 31, 2025)	82	82
Additional paid-in capital	663,731	634,811
Retained earnings	132,922	102,640
Accumulated other comprehensive income (loss)	798	(112)
Treasury stock (4,068,820 shares as of September 30, 2026 and 2,685,679 shares as of December 31, 2025)	(104,013)	(54,981)
Non-controlling interests	1,623,732	1,546,603
Total equity	2,317,287	2,229,078
Total liabilities and equity	$4,174,003	$4,131,461

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the nine months ended
	September 30, 2026	September 30, 2025
Cash flows from operating activities	(In thousands)
Net income	$160,053	$127,932
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	96,175	78,919
Amortization of operating lease right-of-use assets	19,214	9,314
ARO accretion expense	2,538	1,929
Amortization of debt issuance costs	4,333	5,886
Deferred income taxes	6,890	2,468
Share of net earnings in equity method investee	(1,882)	(1,693)
Distributions from equity method investee	900	1,530
Long-term incentive compensation expense	9,893	8,620
Changes in operating assets and liabilities:
Accounts receivable	(5,553)	45,606
Other current assets and other assets	(43,819)	5,869
Accounts payable and accrued liabilities	13,945	74,990
Current portion of deferred revenue	(19,837)	(29,705)
Net investments in sales-type leases	32,282	32,165
Operating lease assets and liabilities	(17,593)	(9,102)
Other long-term liabilities	(3,037)	2,093
Net cash provided by operating activities	$254,502	$356,821

Cash flows from investing activities
Net cash paid for acquisition	—	(1,048,091)
Purchases of property and equipment	(313,606)	(129,372)
Net cash used in investing activities	$(313,606)	$(1,177,463)

Cash flows from financing activities
Proceeds from issuance of Class A Common stock, net	—	201,832
Repurchase of Class A Common Stock	(38,146)	—
Proceeds from issuance of long-term debt	—	800,000
Repayments of long-term debt	(17,323)	(180,326)
Repayments of long-term debt – related party	(7,792)	(7,262)
Payment of debt issuance costs	—	(20,325)
Principal payments under finance lease liabilities	(17,241)	(16,215)
Taxes withheld for long-term incentive compensation	(3,176)	(1,027)
Dividends paid	(8,035)	(5,946)
Distributions	(30,215)	(22,490)
Other financing activities	1,039	(393)
Net cash provided by (used in) financing activities	$(120,889)	$747,848

Effect of exchange rate on cash, cash equivalents, and restricted cash	209	87

Net decrease in cash, cash equivalents and restricted cash	(179,784)	(72,707)

Cash, cash equivalents and restricted cash
Beginning of period	$556,518	$554,495
End of period	$376,734	$481,788

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of Adjusted Gross Margin to the GAAP financial measures of gross margin for each of the periods indicated.

	For the three months ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(In thousands)
LNG, gas and power	$131,556	$168,811	$245,163
Terminal services	165,654	160,454	145,881
Cost of LNG, gas and power	(91,191)	(135,333)	(201,885)
Operating expenses	(50,098)	(56,075)	(44,524)
Depreciation and amortization expense	(32,498)	(32,670)	(31,758)
Gross Margin	$123,423	$105,187	$112,877
Depreciation and amortization expense	32,498	32,670	31,758
Adjusted Gross Margin	$155,921	$137,857	$144,635

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(In thousands)
Net income	$60,001	$50,074	$55,044
Add back:
Transition and transaction expenses	—	—	2,217
Tax impact on adjustments	—	—	(131)
Adjusted Net Income	$60,001	$50,074	$57,130

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(In thousands)
Net income	$60,001	$50,074	$55,044
Interest expense	27,067	27,217	28,135
Provision for income taxes	9,781	5,939	7,937
Depreciation and amortization expense	32,498	32,670	31,758
Accretion expense	858	846	969
Long-term incentive compensation expense	3,265	3,344	3,265
Transition and transaction expenses	—	—	2,217
Adjusted EBITDA	$133,470	$120,090	$129,325

The following table presents a reconciliation of Adjusted Dilutive EPS to the GAAP financial measures of dilutive EPS for each of the periods indicated.

	For the three months ended
	September 30, 2026	June 30, 2026	September 30, 2025
Earnings Per Share (diluted)	$0.44	$0.37	$0.43
Add back:
Transition and transaction expenses	—	—	0.02
Tax impact on adjustments	—	—	—
Adjusted Earnings Per Share (diluted)	$0.44	$0.37	$0.45

	2026E	2026E
(In millions)	Low Case	High Case
Income before income taxes	$236	$263
Interest expense	111	107
Depreciation and amortization expense	132	128
Accretion expense	4	3
Long-term incentive compensation expense	12	14
Adjusted EBITDA	$495	$515

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.